UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported): March 2, 2009

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 2, 2009 (effective March 1, 2009), Lufkin Industries, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Agreement”) with International Lift Systems, L.L.C. (“ILS”) and the sellers party thereto pursuant to which Lufkin acquired all of the limited liability company membership interests in ILS for total cash consideration of $45 million, plus $5 million paid to certain sellers who will not have an ongoing employment relationship with the Company.  During 2008 ILS generated $30.5 million of revenue and $6.5 million of adjusted EBITDA (unaudited).  Pursuant to the terms of the Agreement, the acquisition closed on March 2, 2009.

The Agreement contains customary representations, warranties, covenants and indemnification provisions.  The Agreement contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described therein, the Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to that agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties. Those representations and warranties may have been made to allocate risks among the parties to the Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in the representations and warranties of the sellers are qualified by information contained in disclosure schedules that the sellers provided to Lufkin in connection with signing the Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the dates specified in the Agreement and are modified in important part by the underlying disclosure letters. Moreover, information concerning the subject matter of all the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the press release dated as of March 2, 2009 announcing the consummation of the transactions contemplated by the Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On March 2, 2009, the Company completed its acquisition of ILS.  The information contained in or incorporated by reference into Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 9.01                        Financial Statements and Exhibits.

 (d)        Exhibits.

Exhibit Number	Description
2.1
Membership Interest Purchase Agreement, dated as of March 2, 2009 and effective as of March 1, 2009, by and among Lufkin Industries, Inc., International Lift Systems, L.L.C. and the sellers party thereto.

99.1	Lufkin Industries, Inc. press release dated March 2, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUFKIN INDUSTRIES, INC

By	/s/ Christopher L. Boone
Christopher L. Boone
Vice President/Treasurer/Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:           March 4, 2009

Exhibit Index

Exhibit Number	Description
2.1
Membership Interest Purchase Agreement, dated as of March 2, 2009 and effective as of March 1, 2009, by and among Lufkin Industries, Inc., International Lift Systems, L.L.C. and the sellers party thereto.

99.1	Lufkin Industries, Inc. press release dated March 2, 2009.